Exhibit 24.3


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use of our report dated September 1, 2000, in the Registration Statement on Form SB-2 of Dimensional Visions Incorporated appearing in the prospectus which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.

/s/ Kopple & Gottlieb, LLP

KOPPLE & GOTTLIEB, LLP
Jenkintown, Pennsylvania
Dated: April 26, 2001